UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2005

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On December 14, 2005, we will hold our annual investor conference, at which slides regarding our recent performance, growth strategy, progress on executing the strategy, and our financial outlook will be presented. Copies of certain of the slides are attached hereto as Exhibit 99.2 and incorporated herein by reference.

In the investor conference presentation, the press release, and our other public statements in connection with the presentation and the press release, we used the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“free cash flow” which is calculated as net cash flow from operating activities less net cash flow used by investing activities.

•	“adjusted EPS” for 2005, which is defined as reported earnings per share, excluding the following:

•	Texas store impairment charges;

•	Northern California employee buyout; and

•	Closing costs relating to the closing of stores in Texas.

•	“Adjusted operating and administrative expense as a percentage of sales, excluding fuel” for 2005 and 2006, which is defined as reported operating and administrative expense as a percentage of sales excluding the following:

•	Dominick’s impairment charges (in 2004)

•	Health and welfare benefit contributions (in 2004)

•	Texas store impairment charges (in 2005);

•	Northern California employee buyout (in 2005);

•	Stock option expense (in 2005 and 2006); and

•	Fuel (in 2005 and 2006).

•	“Gross margin, excluding fuel” for 2005 and 2006, which is defined as reported gross margin excluding fuel.

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO (income) expense;

•	Stock option expense;

•	Property impairment charges; and

•	Equity in earnings of unconsolidated affiliates, net.

•	“Adjusted Debt” which is defined by our bank credit agreement as total debt less cash and equivalents in excess of $75.0 million.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense.

•	“Adjusted Debt to Adjusted EBITDA” which is calculated by dividing Adjusted Debt by Adjusted EBITDA.

Reconciliations of each of the above non-GAAP financial measures, other than “adjusted EPS,” to the most directly comparable GAAP financial measures are provided in the attached slides and in this Form 8-K.

Our estimate of “adjusted EPS” for 2005, without giving effect to any voluntary employee buyouts, impairment charges relating to the Texas stores and the closure of the Texas stores, is used by management as a baseline for estimating our 2005 net income per share (EPS). Management is unable to estimate the effect that any voluntary employee buyouts and the closure of the Texas stores will have on EPS for 2005, and therefore is not able to provide any reconciliation of any amounts set forth herein with respect to the effect of any voluntary employee buyouts and the closure of the Texas stores.

The exclusions included in “adjusted EPS” relate to impairment charges at our Texas stores, closing cost relating to those store closures and the Northern California employee buyout. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such expenses are incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the impairment charges, closing costs and employee buyouts that we have experienced. Management also believes that investors, analysts and other interested parties view our “adjusted EPS” as an indicator of our ongoing operating performance.

Management believes that adjusted operating and administrative expense as a percentage of sales provides a useful financial measure that will facilitate comparisons of our adjusted operating and administrative expense before, during and after the unusual or unpredictable expenses are incurred, as well as facilitate comparisons of our performance with that of other companies that might not have the non-cash charges, store closures, health and welfare benefit contributions, employee buyout and stock option expense that we have experienced.

Management also believes that excluding fuel sales from operating and administrative expense and gross margin provides more useful measures because volatility in fuel prices and the resulting fluctuations in our sales and cost of sales may distort investors’, analysts’ and other interested parties’ perception of our operating performance. Management also believes that investors, analysts and other interested parties view “adjusted operating and administrative expense as a percentage of sales, excluding fuel” and “gross margin, excluding fuel” as indicators of our ongoing operating performance.

In particular, reconciliations of “free cash flow” to GAAP cash flow are provided in the attached slides and press release. The reconciliations of “Adjusted EBITDA” to the most directly comparable GAAP financial measures – net income and net cash flow from operating activities – and “Adjusted Debt” also are provided in the attached slides. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

Management believes that “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the enumerated non-cash items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that that store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

“Free cash flow,” “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful indicators of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. Adjusted EBITDA also is a useful indicator of cash available for investing activities. A portion of the free cash flow that the Company generates in 2005 and 2006 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures. Our estimate of free cash flow for 2005 (without giving effect to any voluntary employee buyouts and the closure of the Texas stores) and 2006 is used by management as a baseline for estimating our 2005 and 2006 free cash flow. Management is unable to estimate the effect that any voluntary employee buyouts and the closure of the Texas stores will have on free cash flow for 2005, and therefore is not able to provide any reconciliation of any amounts set forth herein with respect to any voluntary employee buyouts and the closure of the Texas stores.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on Safeway’s Consolidated Statement of Cash Flows for the periods indicated as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “free cash flow,” “Adjusted EBITDA” and “Adjusted Debt” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures for capital expenditures;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Reconciliation of 2005 Free Cash Flow (in millions)

Net cash flow from operating activities	$1,900
Net cash flow used for investing activities,
Excluding acquisitions	(1,400)

Free cash flow*	$500

*	excluding the effects of employee buyouts and the closing of the Texas stores

Item 8.01. Other Events.

On December 14, 2005, Safeway issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated December 14, 2005 of Safeway Inc.

99.2	Certain Slides Presented at December 14, 2005 Investor Conference.

Forward Looking Statement

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, identical store sales, comparable store sales, dividend payments, capital expenditures, free cash flow, and effects of restructuring labor contracts and are indicated by words or phrases such as “guidance,” “expects,” “estimate,” “forecast” and similar words or phrases. These statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, currency valuations, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, labor costs, labor disputes that may arise from time to time, and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future, voluntary employee buyouts, unanticipated events or changes in future operating results, financial condition, real estate matters, including dispositions and impairments, or business over time, performance in new business ventures, or unfavorable legislative, regulatory, tax or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including the Annual Report to Stockholders in our most recent Form 10-K and subsequent Quarterly Reports on Form 10-Q for a further discussion of these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: December 14, 2005	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated December 14, 2005 of Safeway Inc.

99.2	Certain Slides Presented at December 14, 2005 Investor Conference.